SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)         December 31, 1998
                                                         ------------------




                             Base Ten Systems, Inc.
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               (Exact Name of Registrant as Specified in Charter)



  New Jersey                         0-7100                      22-1804206
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(State or Other Jurisdiction        (Commission              (I.R.S. Employer
  of Incorporation)                 File Number)           Identification No.)




One Electronics Drive, Trenton, New Jersey                        08619
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(Address of Principal Executive Offices)                       (Zip Code)




Registrant's telephone number, including area code          (609)586-7010
                                                            --------------------


Inapplicable
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(Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.


         (a)      Exchange Agreement

                  Base Ten Systems, Inc. ("Company") and the holders of the Company's outstanding Series A, Convertible Preferred Shares ("Series A Preferred Stock"), entered into an Exchange Agreement dated as of December 31, 1998 ("Exchange Agreement"). Pursuant to the Exchange Agreement, all of the outstanding shares of Series A Preferred Stock would be exchanged (the "Exchange") for an equal number of shares of Series B, Convertible Preferred Shares ("Series B Preferred Stock").

                  In connection with the Exchange, the holders of Series B Preferred Stock would receive warrants to purchase 80,000 shares of Class A Common Stock, at $3.00 per share, for each $1 million of the principal amount of Series A Preferred Stock held on September 1, 1998 or thereafter converted at a conversion price of $4.00 or more. The issuance of one-half of the warrants would be effected by the issuance of additional warrants ("Additional Warrants"). The issuance of the balance of the warrants would be effected by modifying certain existing warrants held by the Series A Preferred Stock holders ("Amended Warrants") to, among other things, decrease the exercise price from $16.25 to $3.00 per share. The Additional Warrants would expire four years from the date of issuance and the Amended Warrants would expire on December 15, 2001. Certain other existing warrants held by the Series A Preferred Stock holders would be modified to allow for a modification of the exercise price in certain circumstances.

                  The consummation of the transactions contemplated by the Exchange Agreement is subject to the satisfaction of certain conditions, including (i) the conversion by the holder of the Company's 9.01% Convertible Subordinated Debentures for 2,500,000 shares of Class A Common Stock or the execution and delivery to the Company of an effective irrevocable direction for such conversion effective upon the Exchange (see paragraph 5(b) below), and (ii) the effectiveness of a registration statement covering the resale of the shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Additional Warrants and the Amended Warrants.

         (b)      9.01% Convertible Subordinated Debentures

                  The holder of the Company's 9.01% Convertible Subordinated Debentures executed and delivered to the Company an irrevocable consent dated December 22, 1998 pursuant to which the holder consented to the conversion of the Debentures upon consummation of the Exchange (see paragraph 5(a) above). The holder also consented to the modification of the Debentures to decrease the conversion price at which the Debentures are convertible into Class A Common Stock from $12.50 to $4.00, as approved by the Company's shareholders at the Special Meeting held on November 10, 1998, simultaneous with the conversion of the Debentures. An aggregate of 2,500,000 shares of Class A Common Stock will be issued to the holder upon conversion of the Debentures.

         (c)      Description Of Existing Capital Stock


General.
                  The authorized capital stock of the Company consists of 60,000,000 shares of Class A Common Stock, 2,000,000 shares of Class B Common Stock and 994,200.9375 shares of Preferred Stock, all of which have a par value of $1.00 per share. As of January 4, 1999, there were outstanding 18,659,738 shares of Class A Common Stock, and 71,410 shares of Class B Common Stock. The Company has designated 14,942.17773437 shares of the Preferred Stock as Series A Preferred Stock, all of which were outstanding as of January 12, 1999. If the transactions contemplated by the Exchange Agreement (see paragraph 5(a) above) are consummated, no shares of Series A Preferred Stock would be outstanding and the Company would designate 14,942.17773437 shares of Preferred Stock as Series B Preferred Stock.


Common Stock
                  Dividends. Both classes of the Company's Common Stock have identical cash and property dividend rights. Cash or property dividends can be declared and paid on the Class A Common Stock and Class B Common Stock as a single class. If a dividend is paid, the same amount shall be paid in respect of each outstanding share of Class A Common Stock or Class B Common Stock.

                  If at any time a distribution is to be paid in Class A Common Stock or Class B Common Stock (a "share distribution"), only shares of Class A Common Stock may be paid to holders of Class A Common Stock and only shares of Class B Common Stock may be paid to holders of Class B Common Stock. Whenever a share distribution is paid, the same number of shares shall be paid in respect of each outstanding share of Class A Common Stock or Class B Common Stock. The Company cannot combine or subdivide shares of either of such classes without at the same time making a proportionate combination of shares of the other of such classes.

                  Voting Rights. Except for class votes as required by law (and subject to voting rights that may be granted to any holders of Preferred Stock), holders of both classes of Common Stock vote or consent as a single class on all matters, including the election of directors, with each share of Class A Common Stock and each share of Class B Common Stock having one vote per share.

                  All directors of the Company previously elected by the holders of Class A Common Stock as a class and all directors previously elected by the holders of Class B Common Stock as a class are considered as having been elected by the holders of Class A Common Stock and Class B Common Stock voting together.

                  The holders of Class A Common Stock and Class B Common Stock, voting as a single class, shall be entitled to vote as a separate class on the removal, for cause, of any director (subject to voting rights of Preferred Stock).

                  Conversion. At the option of the holder of record, each share of Class B Common Stock is convertible at any time into 1 1/2 shares of Class A Common Stock (subject to adjustment in the event of a capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets, as provided in the Certificate of Incorporation). The Class A Common Stock is not convertible.

                  Other Rights. Shareholders of the Company's Common Stock have no preemptive or other rights to subscribe for additional shares. On liquidation, dissolution or winding up of the Company, all shareholders of common stock, regardless of class, are entitled to share ratably in any assets available for distribution. No shares of either class are subject to redemption. All outstanding shares are fully paid and non-assessable.

                  Transfer Agent. The transfer agent and registrar for shares of the Class A Common Stock and Class B Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.


Preferred Stock

         General. The Company's Board of Directors is empowered to fix the designations, powers, preferences and relative, participating, optional or other special rights of the Preferred Stock and the qualifications, limitations or restrictions of those preferences or rights.


         Series A Preferred Stock. As of January 12, 1999, the Company had issued 14,942.17773437 shares of Series A Preferred Stock. Holders of Series A Preferred Stock have the following rights, privileges and preferences:


                  Term; Dividends and Illiquidity Payments. The Series A Preferred Stock mature in December 2000 and pay a cumulative dividend of 8.0% per annum during any quarter in which the closing bid price for the Class A Common Stock is less than $8.00 for any 10 consecutive trading days. An equivalent payment is payable to any holder of Series A Preferred Stock which is subject during any quarter to a standstill period (as described below) following a Company underwritten public offering or which is non-convertible because of the limitations described below. Such dividends and payments are payable only prior to conversion, and payable in cash or additional shares of Series A Preferred Stock at the Company's option; however, if the Company elects to pay the dividend in Series A Preferred Stock, the amount of such payment will be 125% of the cash amount due.


                  Liquidation Preference. The Series A Preferred Stock has a liquidation preference of $1,000 plus any accrued and unpaid dividends.


                  Conversion Rights. The Series A Preferred Stock is convertible at any time or from time to time into Class A Common Stock, at a conversion price equal to the lesser of (i) $16.25 per share, or (ii) the Weighted Average Price of the Class A Common Stock prior to the conversion date. Weighted Average Price is defined as the volume weighted average price of Class A Common Stock on Nasdaq (as reported by Bloomberg Financial Markets) over any two trading days in the 20 trading day period ending on the day prior to the date the holder gives notice of conversion (excluding the lowest closing bid price in the period). The holder has the right to select such two days. No more than 3,040,000 shares of Class A Common Stock shall be issued upon conversion of all of the Series A Preferred Stock, except for additional shares of Class A Common Stock issuable pursuant to anti-dilution provisions. Any Series A Preferred Stock remaining outstanding because of this limitation may be redeemed at the holder's option for a subordinated 8% promissory note maturing when the Series A Preferred Stock would have matured.


                  Company Redemption Right. The Company has the right, at any time, to redeem all or any part of the outstanding Series A Preferred Stock or subordinated notes at 130% of their original purchase price.


                  Mandatory Redemption on Maturity. Any Series A Preferred Stock or subordinated notes still outstanding in December 2000 must be redeemed in either cash or at the Company's option, in Class A Common Stock. If the Company elects to make the redemption in Class A Common Stock, the amount of such payment will be 125% of the original purchase price.


                  Voting Rights. The holders of the Series A Preferred Stock have the same voting rights as the holders of Class A Common Stock, calculated as if all outstanding shares of Series A Preferred Stock had been converted into shares of Class A Common Stock on the record date for determination of shareholders entitled to vote on the matter presented, subject to limitations applicable to certain holders.


                  Warrants. For each $1 million of the Series A Preferred Stock purchased, the purchaser received warrants to purchase 40,000 shares of Class A Common Stock exercisable at $16.25 per share.


                  Right of First Refusal. So long as the Series A Preferred Stock remains outstanding, each holder has the right (with certain exceptions) to purchase, on five days notice, up to that portion of any future equity financing by the Company which would be sufficient to enable the holder to maintain its percentage interest in the Company's equity on a fully diluted basis.


                  Five Percent Limitation. The holders of the Series A Preferred Stock are not entitled to receive shares of Class A Common Stock upon a conversion to the extent that the sum of (i) the number of shares of Class A Common Stock beneficially owned by the holder and its affiliates (exclusive of shares of Class A Common Stock issuable upon conversion of the unconverted portion of the Series A Preferred Stock and shares of Class A Common Stock issuable upon conversion or exercise of any other securities of the Company) and
(ii) the number of shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock then being converted, would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding Class A Common Stock.


                  Registration. The Company granted the holders of the Series A Preferred Stock mandatory registration rights with respect to the resale of the shares of Class A Common Stock underlying the Series A Preferred Stock
(including any Series A Preferred Stock which may be issued as a dividend) and the shares of Class A Common Stock underlying the warrants issued to the holders of the Series A Preferred Stock. The holders of the Series A Preferred Stock have agreed, if requested by a managing underwriter, to a 90-day standstill period following any underwritten Company public offering during which period the holders may not sell the Class A Common Stock underlying both the Series A Preferred Stock and the warrants issued to the holders, but not in excess of two such standstills in any 18-month period. In the event a standstill period is effective, the maturity date of the Series A Preferred Stock would be extended by the duration of the standstill period.


         Series B Preferred Stock. If the transactions contemplated by the Exchange Agreement (see paragraph 5(a) above) are consummated, all outstanding shares of Series A Preferred Stock would be exchanged for an equal number of shares of Series B Preferred Stock. The terms of the Series B Preferred Stock would be identical to the terms of the Series A Preferred Stock, except for the following differences:


                  Term. The Series B Preferred Stock would mature on December 15, 2000.


                  Mandatory Redemption on Maturity. Any Series B Preferred Stock still outstanding after December 15, 2000 would be redeemed in either cash or at the Company's option, in Class A Common Stock. If the Company elects to make the redemption in Class A Common Stock, the amount of such payment would be 125% of the original purchase price.


                  Dividends and Illiquidity Payments. The holders of Series B Preferred Stock would be entitled to receive dividends when and if declared by the Board of Directors, out of funds legally available therefor. The holders of Series B Preferred Stock would be entitled to participate with the holders of the Class A Common Stock so that the holders of Series B Preferred Stock would receive with respect to each share of Series B Preferred Stock an amount equal to (x) the dividend payable with respect to each share of Class A Common Stock multiplied by (y) the number of shares of Class A Common Stock into which each share of Series B Preferred Stock is convertible as of the record date for such dividend. A payment of 8.0% per annum would be payable to any holder of Series B Preferred Stock which is subject during any quarter to a standstill period following a Company underwritten public offering or which is non-convertible because of the limitations described below. Such payment would be payable only prior to conversion, and payable in cash or additional Series B Preferred Stock at the Company's option; however, if the Company elects to pay the dividend in Series B Preferred Stock, the amount of such payment would be 125% of the cash amount due.


                  Liquidation Preference. The Series B Preferred Stock would have a liquidation preference as to principal amount and any accrued and unpaid dividends.


                  Conversion Rights. The Series B Preferred Stock would be convertible at any time or from time to time into Class A Common Stock, at a conversion price equal to $4.00.


                  Company Redemption Right. The Company would have the right, at any time, to redeem all or any part of the outstanding Series B Preferred Stock at 130% of their original purchase price.


                  Warrants. For each $1 million of the Series A Preferred Stock outstanding on September 1, 1998 and thereafter converted at a conversion price of $4.00 or more, the holders of Series B Preferred Stock would receive four-year warrants to purchase 80,000 shares of Class A Common Stock exercisable at $3.00 per share. The issuance of one-half of the warrants would be effected by modifying certain provisions of existing warrants held by the Series A Preferred Stock holders. The Company may force the exercise of the warrants if, among other things, the Class A Common Stock trades at $4.00 or more for 20 consecutive trading days and the aggregate of cash (and cash equivalents) as shown on the Company's most recent balance sheet is $5,000,000 or more. If there is a forced exercise, the exercise price of certain other existing warrants held by the Series B Preferred Stock holders would be modified to the lesser of (i) market value and (ii) the exercise price then in effect.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.


                  3(g)    Certificate    of   Amendment   of    Certificate   of
                          Incorporation dated June 30, 1998 filed with the Treasurer of the State of New Jersey on July 9, 1998

                  3(h) Certificate of Amendment of Certificate of Incorporation dated September 30, 1998 filed with the Treasurer of the State of New Jersey on October 13, 1998.

                  3(i) Certificate of Amendment of Certificate of Incorporation dated November 18, 1998 filed with the Treasurer of the State of New Jersey on November 19, 1998.

                  3(j) Certificate of Amendment of Certificate of Incorporation dated January 11, 1999 filed with the Treasurer of the State of New Jersey on January 11, 1999.

                  10(xx) Exchange Agreement dated as of December 31, 1998 by and between Base Ten Systems, Inc. and the holders of
                          the  outstanding  Series  A,  Convertible   Preferred
                          Stock.

                  10(yy) Form of Certificate of Amendment of Restated Certificate of Incorporation providing for designation, preferences and rights of the Convertible Preferred Shares, Series B (Exhibit A to the Exchange Agreement dated as of December 31, 1998).

                  10(zz) Form of Common Stock Purchase Warrant Certificate (Exhibit B to the Exchange Agreement dated as of December 31, 1998).

                  10(aaa) Form of  Common  Stock  Purchase  Warrant  Certificate
                          (Exhibit C to the Exchange Agreement dated as of December 31, 1998).

                  10(bbb) Irrevocable  Consent  dated  December  22, 1998 by the holder of the Company's 9.01% Convertible Subordinated Debentures.

                  99      Press Release dated January 13, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               BASE TEN SYSTEMS, INC.


                                          WILLIAM F. HACKETT
Dated:   January 13, 1999            By: _______________________________
                                          William F. Hackett
                                          Senior Vice President,
                                          Chief Financial Officer and Secretary

                                  EXHIBIT INDEX


                  3(g)    Certificate    of   Amendment   of    Certificate   of
                          Incorporation dated June 30, 1998 filed with the Treasurer of the State of New Jersey on July 9, 1998

                  3(h) Certificate of Amendment of Certificate of Incorporation dated September 30, 1998 filed with the Treasurer of the State of New Jersey on October 13, 1998.

                  3(i) Certificate of Amendment of Certificate of Incorporation dated November 18, 1998 filed with the Treasurer of the State of New Jersey on November 19, 1998.

                  3(j) Certificate of Amendment of Certificate of Incorporation dated January 11, 1999 filed with the Treasurer of the State of New Jersey on January 11, 1999.

                  10(xx) Exchange Agreement dated as of December 31, 1998 by and between Base Ten Systems, Inc. and the holders of
                          the  outstanding  Series  A,  Convertible   Preferred
                          Stock.

                  10(yy) Form of Certificate of Amendment of Restated Certificate of Incorporation providing for designation, preferences and rights of the Convertible Preferred Shares, Series B (Exhibit A to the Exchange Agreement dated as of December 31, 1998).

                  10(zz) Form of Common Stock Purchase Warrant Certificate (Exhibit B to the Exchange Agreement dated as of December 31, 1998).

                  10(aaa) Form of  Common  Stock  Purchase  Warrant  Certificate
                          (Exhibit C to the Exchange Agreement dated as of December 31, 1998).

                  10(bbb) Irrevocable  Consent  dated  December  22, 1998 by the holder of the Company's 9.01% Convertible Subordinated Debentures.

                  99      Press Release dated January 13, 1999.